                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated January 23, 2002 except as to Note 16, which appeared in the 2002 OpenTV Corp. Form 10-K, which is as of April 8, 2003 relating to the financial statements and financial statement schedule, which appears in OpenTV Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose


October 27, 2004